EXHIBIT 10.11

ABIOMED, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (this “Agreement”) is made effective as of the 5th day of April, 2004, between ABIOMED, Inc. (the “Corporation”), and Michael R. Minogue, an employee of the Corporation (the “Optionee”), pursuant to the terms set forth herein.

WITNESSETH:

WHEREAS, the Optionee has not previously been an employee or director of the Corporation; and

WHEREAS, the Corporation desires to grant the Optionee, as an employment inducement grant in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv),  an option to purchase Common Stock, $.01 par value of the Corporation (the “Stock”);

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged , the Corporation and the Optionee agree as follows:

1. Grant of Option.  Pursuant to the terms and conditions of this Agreement, the Corporation hereby grants to the Optionee a nonqualified option (the “Option”) to purchase, as provided in Section 3 hereof, all or any part of a total of 100,000 shares of Stock  (the “Option Shares”).  This stock option is not intended to qualify as an incentive stock option as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.

2. Purchase Price. The price at which the Option Shares may be purchased shall be $9.05 per share (the “Option Exercise Price”).

3. Vesting of Option. Subject to the provisions of Section 4, the right of the Corporation to accelerate the date upon which all or any portion of the Option becomes exercisable and any other relevant agreement between the Corporation and the Optionee, the Optionee’s right to exercise the Option shall vest in four equal installments, as follows:

(i)                                     the Optionee may purchase twenty-five (25%) percent of the number of Option Shares provided in Section 1 at any time commencing one year after the date of this Agreement;

(ii)                                  the Optionee may purchase an additional twenty-five (25%) percent of the number of Option Shares provided in Section 1 at any time commencing two years after the date of this Agreement;

(iii)                               the Optionee may purchase an additional twenty-five (25%) percent of the number of Option Shares provided in Section 1 at any time commencing three years after the date of this Agreement; and

(iv)                              the Optionee may purchase the final twenty-five (25%) percent of the number of Option Shares provided in Section 1 at any time commencing four years after the date of this Agreement.

Notwithstanding any provision of this Agreement to the contrary, in no event may the Option be exercised after ten years from the date of this Agreement (the “Expiration Date”).

4. Termination of Employment. If the Optionee ceases to be an employee, consultant or advisor to the Corporation or a subsidiary of the Corporation, then after such termination the Option may be exercised as to all shares with respect to which Optionee could exercise the Option on the date of termination (the “Termination Date”), and which shares have not been previously purchased, within one of the following periods of time as applicable:

(i)                                     in the case of termination by reason of death, until the earlier of the Expiration Date or one (1) year after the Termination Date; and

(ii)                                  in the case of termination by reason of retirement at age 65, or such other age as the Compensation Committee of the Corporation’s Board of Directors (the “Committee”) may determine, until the earlier of the Expiration Date or three (3) months after the Termination Date; and

(iii)                               in all other cases, until the earlier of the Expiration Date or the date which is thirty (30) days after the Termination Date.

Notwithstanding the foregoing, in the case of termination for cause, the ability to exercise this Option may be terminated on such earlier date as the Corporation may specify, and such date may be set so as to prevent the Optionee from further exercising any portion of the Option.

5. Nontransferability: Persons Able to Exercise.  The Option may not be transferred other than by will or the laws of descent and distribution.  During the life of the Optionee, only the Optionee may exercise the Option.  If the Optionee dies, the Option may be exercised by the Optionee’s executors, administrators, legatees, or distributees, provided that such person or persons comply with the provisions of this Agreement applicable to the Optionee.

6. Method of Exercising Option. The Option may be exercised, in whole or in part, by written notice to the Corporation in the form of Attachment A, provided that the Corporation, in its discretion, may modify or augment these requirements as provided in Section 9 of this Agreement, or where appropriate because a person other than the Optionee is exercising the Option pursuant to Section 5.  Payment shall be made in cash, unless the Corporation, in its sole discretion, authorizes payment to be made in shares of the Corporation or a combination of such shares and cash.  To the extent permitted by the Committee, such payment may also be made by delivery of a note or shares of Stock owned by the optionholder for a period of at least six (6) months, and valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Stock that the optionholder would be entitled to receive upon exercise of the Option, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called “cashless exercise”), or such other lawful consideration as the Committee may determine.  This notice must be accompanied by payment of the Option Exercise Price for the shares being purchased.  As soon as practical after receipt of this notice and  payment, the Corporation shall deliver a certificate or certificates representing the purchased shares registered in the name of the person or person exercising the Option.  In the event the Option is exercised by any person other than the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All shares purchased upon the exercise of the Option and payment of the full Option Exercise Price will be fully paid and nonassessable.  As used herein, the term “Fair Market Value” shall mean the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time.

7. No Rights Other Than Those Expressly Created.  Neither this Agreement nor any action taken hereunder shall be construed as (i) giving the Optionee any right to be retained in the employ of, or continue to be affiliated with, the Corporation, (ii) giving  the Optionee any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Optionee and the Corporation.  As to any claim for any unpaid amounts under this Agreement, any person having a claim for payment shall be an unsecured creditor.  The Optionee shall not have any of the rights of a stockholder with respect to any Option Shares until such time as the Option has been exercised and Option Shares have been issued.

8. Stock Adjustments. If there shall be any change in the Stock through merger, consolidation, reorganization, recapitalization, or other change in the corporate structure of the Corporation, appropriate adjustments shall be made by the Corporation, as provided below, in the total number and kind of shares subject to the Option.  In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar transaction affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall equitably adjust any or all of (i) the number and kind of shares subject to this Option, and (ii) the exercise price of this Option, and if considered appropriate, the Committee may make provision for a cash payment with respect to this Option, provided that the number of shares subject to this Option shall always be a whole number.

9. Miscellaneous.

(a) Change in Control.  In order to preserve the Optionee’s rights under this Agreement in the event of a change in control of the Corporation, the Committee in its discretion may take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Option, (ii) provide for the purchase of the Option upon the Optionee’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Corporation.

(b) Withholding of Taxes.  Pursuant to applicable Federal, state, local or foreign laws, the Corporation may be required to collect or withhold income or other taxes from the Optionee upon the grant of the Option, the exercise of the Option, or at some other time.  The Corporation may require, as a condition to the exercise of the Option, or demand, at such other time as it may consider appropriate, that the Optionee pay the Corporation the amount of any taxes which the Corporation may determine is required to be collected or withheld, and the Optionee shall comply with the requirement or demand of the Corporation.

(c) Securities Law Compliance.  Upon exercise (or partial exercise) of the Option, the Optionee may be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Option Shares in compliance with the provisions of applicable Federal or state securities laws.  The Corporation, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of the Option until completion of such registration or other qualification of such Option Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate.  Except to the extent set forth in another agreement with the Optionee, the Corporation is not obligated to register or qualify the Option Shares under Federal or state securities laws and may refuse to issue such Option Shares if neither registration nor exemption to the issuance or transfer of any Option Shares is available upon exercise of the Option.  The Corporation may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Optionee enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws.  Certificates representing the Option Shares issued upon exercise of the option may be legended to reflect such restrictions.

(d) General.  No Option Shares shall be issued upon exercise of the Option unless and until the Corporation is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares.

(e) Discretion of the Committee.  Unless otherwise provided, the Committee shall make all determinations required to be made hereunder, including determinations required to be made by the Corporation, and shall interpret all provisions of this Agreement, as it deems necessary or desirable, in its sole and unfettered discretion.  Such determinations and interpretations shall be binding and conclusive to the Corporation and the Optionee.  If there shall be no Compensation Committee of the Corporation’s Board of Directors or if the Board of Directors shall determine that the Board of Directors shall administer this Option, all references herein to the Committee shall be deemed references to the Board of Directors.

(f) Reservation of Shares.  During the term of the Option, the Corporation shall at all times reserve and keep available shares of Stock sufficient to satisfy the requirements of this

Agreement.

(g) Amendment.  This Agreement may only be modified or amended by a writing signed by both parties.

(h) No Rights As Shareholder.  Subject to the provisions of this Agreement, the Optionee shall not have any rights as a shareholder with respect to any shares of  Stock to be distributed under this Agreement until he becomes the holder thereof.

(i) Notices.  Any notices required to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Corporation:

ABIOMED, Inc.
22 Cherry Hill Drive
Danvers, Massachusetts  01923
Attn: Treasurer

if to the Optionee, at the address of the Optionee set forth in the Corporation’s records or to such other address as either party may designate under the provisions hereof.

(j) Successors and Assigns.  The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

(k) Applicable Law.  All rights and obligations under this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

(l) Paragraph Headings.  The paragraph headings used in this Agreement are for convenience or reference, and are not to be construed as part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal effective as of the date written on the first page of this Agreement.

ABIOMED, Inc.

/s/	David M. Lederman
By: David M. Lederman
Its: Chairman of the Board

OPTIONEE:

/s/ Michael R. Minogue
Michael R. Minogue

EXHIBIT A

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, MA  01923

Attention:  Treasurer

Gentlemen:

Pursuant to our Non-Qualified Stock Option Agreement dated as of the 5th day of April 2004, I hereby elect to exercise the Option to the extent indicated:

Number of Shares		Per Share		Total
Which I Elect to	X	Price	=	Price
Purchase

Enclosed with this letter is full payment of the total price of the shares described above in the form of a check in the amount of $             payable to the order of the Corporation.

Kindly issue a certificate or certificates to me representing the shares which I am acquiring by this exercise, and deliver it to the address provided above.

Very truly yours,

Michael R. Minogue